Beckstead and Watts, LLP
Certified Public Accountants

                                    3340 Wynn Road, Suite C
                                        Las Vegas, NV 89102
                                               702.257.1984
                                           702.362.0540 fax

To Whom It May Concern:

I   have   issued   my   report  dated   April   3,   2002,
accompanying  the financial statements of Quality Exchange,
Inc.  and its subsidiary  on Form SB-2 (as amended) for the
period  of  June 3,  1998  (inception  date) through  March
31,  2002. I  hereby consent  to the  independent auditor's
report   in   the   Registration   Statement   of   Quality
Exchange, Inc. I also hereby consent to the reference to myself under "experts" in their prospectus.

Signed,

/s/Beckstead and Watts LLP

November 27, 2002